We, the undersigned Trustees of the following investment company:

ALPS ETF Trust

hereby severally constitute and appoint Brendan Hamill and Kathryn Burns with full power of substitution, and with full power to sign for us and in our names in the appropriate capacities, any Registration Statements on Form N-14; all Pre-Effective Amendments to said Registration Statements; all subsequent Post-Effective Amendments to said Registration Statements; any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may do or cause to be done by virtue hereof.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS our hands on this 16th day of February, 2022.

/s/ Mary K. Anstine	/s/ Edmund J. Burke
Mary K. Anstine	Edmund J. Burke

/s/ Jeremy W. Deems	/s/ Rick A. Pederson
Jeremy W. Deems	Rick A. Pederson